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                                                                     EXHIBIT 3.1

                            CERTIFICATE OF FORMATION

                                       OF

                       TRIAD FINANCIAL SPECIAL PURPOSE LLC

      This Certificate of Formation of Triad Financial Special Purpose LLC (the "Company") dated as of July 12, 2002 is being duly executed and filed by David
C. McGriff, Esq., as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. Sections 18-101, et. seq.).

      FIRST. The name of the Company formed hereby is Triad Financial Special Purpose LLC.

      SECOND. The address of the registered office of the Company in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801. The Company's registered agent for service of process at that address is The Corporation Trust Company.

      IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first written above.

                                              By: /s/ David C. McGriff
                                                  ----------------------------
                                              Name: David C. McGriff
                                              Title: Authorized Person

Filed with the State of Delaware Secretary of State on July 15, 2002.